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                                                                    EXHIBIT 5.1
           [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP. LETTERHEAD]


                               December 28, 1998


   Russ Berrie and Company, Inc.
   111 Bauer Drive
   Oakland, NJ 07436

   Ladies and Gentlemen:

          We have acted as counsel to Russ Berrie and Company, Inc., a New Jersey corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of up to an aggregate of 2,650,000 shares of the Company's common stock, stated value $.10 per share (the "Common Stock"), pursuant to its 1999 Stock Option Plan for Outside Directors, 1999 Stock Option and Restricted Stock Plan, 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans").

          In that connection, we have reviewed the Company's Restated Certificate of Incorporation and any amendments thereto, its Revised By-Laws and any amendments thereto, resolutions of its Board of Directors and other such documents and records as we have deemed appropriate.

          On the basis of such review and having regard to legal considerations which we deem to be relevant, it is our opinion that the Common Stock to be issued by the Company pursuant to the Plans, upon issuance in accordance with the terms of the Plans, will be duly and validly authorized and issued, fully paid and non-assessable.


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                  KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP

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                                                               December 28, 1998



     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        Kaye, Scholer, Fierman,
                                        Hays & Handler, LLP